Exhibit 11

                      Consent of PricewaterhouseCoopers LLP

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 11, 2000, relating to the financial statements and financial highlights which appears in the December 31, 1999 Annual Report to Shareholders of The Phoenix Edge Series Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Financial Statements" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
August 8, 2000